Exhibit 10.1

MULLEN AUTOMOTIVE INC.

AMENDMENT TO THE MULLEN AUTOMOTIVE INC.
2022 EQUITY INCENTIVE PLAN

THIS AMENDMENT to the Mullen Automotive Inc. 2022 Equity Incentive Plan, as amended (this “Amendment”), is entered into as of July 22, 2025, by Mullen Automotive Inc., a Delaware corporation (the “Company”).

RECITALS

A. The Company adopted the Mullen Automotive Inc. 2022 Equity Incentive Plan effective as of July 26, 2022 (the “Plan”), which reserved 7,000,000 shares (adjusted to reflect the 1:25 reverse stock split effective May 4, 2023) available for grant under the Plan.

B. On June 8, 2023, the Board of Directors of the Company approved an amendment to the Plan increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 52,000,000 shares and provided that the shares available for issuance under the Plan are not subject to adjustment.

C. On August 9, 2024, the Board of Directors of the Company approved an additional amendment to the Plan increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 11,000,000 shares.

D. On December 27, 2024, the Board of Directors of the Company approved additional amendments to the Plan (i) increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 20,000,000 shares, and (ii) providing for an automatic annual increase of shares issuable under the Plan.

E. On April 29, 2025, the Board of Directors of the Company approved an additional amendment to the Plan increasing the maximum number of shares of the Company’s common stock issuable under the Plan by an additional 15,000,000 shares.

F. On June 13, 2025, the Board of Directors of the Company approved an additional amendment to the Plan to provide for an automatic quarterly increase of shares issuable under the Plan.

G. Pursuant to the authority contained in Section 10 of the Plan, the Company now desires to amend the Plan as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants set forth in the Plan, the Company agrees as follows:

1. Section 4.1(b) of the Plan is amended and restated as follows:

“(b) In addition to subpart (a) above, the maximum number of shares of Common Stock reserved and available for grant shall automatically increase on a quarterly basis on the first day of each fiscal quarter calendar year beginning on October 1, 2025 equal to the lesser of: (A) ten percent (10%) of the total number of shares of Common Stock outstanding on the from the last day of the preceding fiscal quarter, as the number of shares are determined on a fully-diluted basis assuming the conversion into Common Stock of any convertible securities, including shares of preferred stock, upon the conversion of any convertible indebtedness, and upon the exercise of any Common Stock purchase warrants issued in a capital transaction (generally, either a financing or acquisition transaction); but excluding Common Stock issuable upon the exercise of any outstanding stock options or warrants granted under this Plan or in any non-capital type transaction (generally intended to exclude options or warrants granted as a form of compensation in connection with services rendered or to be rendered); and (B) such smaller number of shares of Common Stock as may be determined by the Board. For the purposes of the above, in the case of convertible securities that may be issued subject to a variable exercise or conversion price, the number of outstanding shares will be determined as if the convertible securities were exercised and/or converted at the lowest price possible under the existing instrument. For clarity, the shares available for grant in this Section 4.1 is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 4.1 does not limit the granting of Awards outside of the Plan. Shares of Common Stock may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE-American Company Guide Section 711 or other applicable rule, and any such issuance shall not reduce the number of shares of Common Stock available for issuance under the Plan.”

2. Except to the extent expressly amended or modified in this Amendment, the Plan shall remain in full force and effect as originally executed.

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the day and year first above written.

MULLEN AUTOMOTIVE INC.

By:	/s/ David Michery
David Michery
CEO